REVISED EXHIBIT A

To the Amended Expense Limitation Agreement Dated May 1, 2007, between Allianz Variable Insurance Products Trust and Allianz Investment Management LLC(formally Allianz Life Advisers, LLC).

                        EFFECTIVE THROUGH APRIL 30, 2011

NAME OF FUND   EXPENSE LIMITATION
AZL AIM International Equity Fund1.45%
AZL BlackRock Capital Appreciation Fund1.20%
AZL Columbia Mid Cap Value Fund1.30%
AZL Columbia Small Cap Value Fund
   Class 1 shares ..........1.10%
   Class 2 shares...........1.35%
AZL Davis NY Venture Fund
   Class 1 shares...........0.95%
   Class 2 shares...........1.20%
AZL Dreyfus Equity Growth Fund1.20%
AZL Eaton Vance Large Cap Value Fund1.20%
AZL Enhanced Bond Index Fund0.70%
AZL Franklin Small Cap Value Fund1.35%
AZL Franklin Templeton Founding Strategy
Plus Fund...................1.20%
AZL International Index Fund0.70%
AZL JPMorgan U.S. Equity Fund
   Class 1 shares...........0.95%
   Class 2 shares...........1.20%
AZL MFS Investors Trust Fund1.20%

NAME OF FUND   EXPENSE LIMITATION
AZL Mid Cap Index Fund......0.60%
AZL Money Market Fund.......0.87%
AZL NACM International Growth Fund1.45%
AZL NFJ International Value Fund1.45%
AZL OCC Growth Fund.........1.20%
AZL OCC Opportunity Fund....1.35%
AZL S&P 500 Index Fund
   Class 1 shares...........0.24%
   Class 2 shares...........0.49%
AZL Schroder Emerging Markets Equity Fund
   Class 1 shares...........1.40%
   Class 2 shares...........1.65%
AZL Small Cap Stock Index Fund0.58%
AZL Turner Quantitative Small Cap Growth
Fund........................1.35%
AZL Van Kampen Equity and Income Fund1.20%
AZL Van Kampen Global Real Estate Fund1.35%
AZL Van Kampen Growth and Income Fund1.20%
AZL Van Kampen International Equity Fund1.39%
AZL Van Kampen Mid Cap Growth Fund1.30%

Acknowledged:



ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST


By:      /s/ Brian Muench

Name:    Brian Muench

Title:   Vice President



ALLIANZ LIFE ADVISERS, LLC


By:      /s/ Jeffrey Kletti

Name:    Jeffrey Kletti

Title:   President




                                                              Updated:  10/26/09